EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2008

		Percentage of
		Voting
		Securities
		Owned by
	State of	Immediate
Name	Incorporation	Parent
ABM Industries Incorporated	Delaware	Registrant
(*) ABM Facility Services Company	California	100%
ABM Engineering Services Company	California	100%
ABM CMS, Inc.	California	100%
ABM Janitorial Services, Inc.	Delaware	100%
ABM Co. of Boston	California	100%
ABM Janitorial Midwest, Inc.	California	100%
ABM Janitorial Services — Mid-Atlantic, Inc.	California	100%
ABM Janitorial Services — North Central, Inc.	California	100%
ABM Janitorial Services — Northeast, Inc.	California	100%
ABM Janitorial Services — Northern California	California	100%
ABM Janitorial Services — Northwest, Inc.	California	100%
ABM Janitorial Services — Puerto Rico, Inc.	California	100%
ABM Janitorial Services — South Central, Inc.	California	100%
ABM Janitorial Services — Southeast, LLC	California	100%
ABM Janitorial Services — Southwest, Inc.	California	100%
ABM Janitorial Services FSG, LLC	California	100%
ABM Shared Services, Inc.	California	100%
American Building Maintenance Co. of Hawaii	California	100%
Allied Maintenance Services, Inc.	Hawaii	100%
OneSource Holdings, LLC	Delaware	100%
OneSource Facility Services, LLC	Delaware	100%
OneSource Energy Services, LLC	Delaware	100%
OneSource Painting, Inc.	Delaware	100%
OneSource Property Holdings, Inc.	Delaware	100%
OneSource Landscape & Golf Services, Inc.	Delaware	100%
Servall Services, Inc.	Texas	100%
SM Newco Corp.	Delaware	100%
ABM Janitorial Services Co., Ltd.	Brit. Columbia	100%
ABM Payroll Service, Inc.	California	100%
ABM Security Services, Inc.	California	100%
SSA Security, Inc.	California	100%
Elite Security, Inc.	California	100%
American Public Services	California	100%
Ampco Pacific Airpark, LLC	California	60%
Ampco System Parking	California	100%
Amtech Energy Services	California	100%
Amtech Lighting and Electrical Services	California	100%
Amtech Lighting Services	California	100%
Amtech Lighting Services of the Midwest	California	100%
Amtech Reliable Elevator Company of Texas	Texas	100%
Beehive Parking, Inc.	Utah	100%
Canadian Building Maintenance Company, Ltd.	Brit. Columbia	100%
Supreme Building Maintenance, Ltd.	Brit. Columbia	100%
OneSource Services, LLC	Delaware	100%
System Parking, Inc.	California	100%

(*)	Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation